Exhibit 10.12(b)

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

FIRST AMENDMENT TO LICENSE AGREEMENT

This FIRST AMENDMENT TO LICENSE AGREEMENT (this “First Amendment”), entered into as of February 14, 2019 (the “First Amendment Date”), is made and entered into by and between Flagship Pioneering Innovations V, Inc., a Delaware corporation (“Flagship”) and Cobalt Biomedicine, Inc. (formerly VL39, Inc.), a Delaware corporation (“Company”).

WHEREAS, Flagship and Company entered into a certain License Agreement, effective as of February 17, 2016 (the “License Agreement”); and

WHEREAS, Company intends to enter into an agreement and plan of merger with Sana Biotechnology, Inc. (“Parent”) on or near the date hereof (the “Merger Agreement”), pursuant to which the Company will be acquired by Parent through the merger of Company with and into a wholly-owned subsidiary of Parent, with Company as the surviving corporation (the closing of such acquisition, the “Acquisition”); and

WHEREAS, Flagship and Company wish to amend and update certain aspects of the License Agreement in anticipation of the transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth out in this First Amendment and other good and valuable consideration, the sufficiency of which are acknowledged, the Parties agree as follows:

1. Definitions.

1.1 All terms with initial capital letters shall have the same meaning in this First Amendment as in the License Agreement, unless otherwise expressly defined in this First Amendment.

2. Amendment of the License Agreement. The Parties agree that the License Agreement is hereby amended as follows:

2.1 The second recital of the License Agreement is hereby deleted and replaced in its entirety with the following:

WHEREAS, Company wishes to assign to Flagship Management and Flagship Management wishes to assign to Flagship, its interests in certain foundational intellectual property related to the business of Company and conceived prior to the Company Spinout (as defined below).

2.2 Section 1.7 of the License Agreement is hereby deleted and replaced in its entirety with the following:

“Company Spinout” means the earliest of (a) the closing of the Series B financing of the Company, (b) the first day of employment of a Chief Executive Officer, or (c) the closing of the Acquisition.

2.3 Section 1.18 of the License Agreement is hereby deleted and replaced in its entirety with the following

“Foundational IP” means (a) the United States and foreign patents and/or patent applications conceived before the Company Spinout, as set forth in Exhibit A; (b) any and all patents issuing from any of the foregoing; (c) any and all claims of continuation-in-part applications that claim priority to any of the foregoing United States patent applications, but only to the extent such claims are directed to inventions disclosed in the manner provided in the first paragraph of 35 U.S.C. § 112 in any such United States patent applications, and such claims in any patents issuing from such continuations-in-part applications; (d) any and all foreign patent applications, foreign patents, or related foreign patent documents that claim priority to any of the foregoing; and (e) any and all divisionals, continuations, reissues, re-examinations, renewals, substitutions, and extensions of any of the foregoing.

2.4 Section 1.21 is hereby deleted and replaced in its entirety with the following:

[Reserved]

2.5 Section 1.23 is hereby deleted and replaced in its entirety with the following:

[Reserved]

2.6 Section 1.29 of the License Agreement is hereby deleted and replaced in its entirety with the following:

“New IP” means any and all Patents claiming any inventions conceived (a) solely by Flagship Management or jointly by Flagship Management and Company, (b) after the Company Spinout, and (c) as a result of activities conducted pursuant to the Managerial Agreement or other participation of Flagship Management in Company’s affairs (e.g., through participation in Company’s board of directors), all of the foregoing solely to the extent such Patents do not constitute Foundational IP. Patents within the New IP are set forth on Exhibit B, which Exhibit may be updated from time to time by the Parties.

2.7 Section 1.37 is hereby deleted and replaced in its entirety with the following:

“Royalty Term” means, on a Licensed Product-by-Licensed Product and jurisdiction-by-jurisdiction basis, the period from the First Commercial Sale of such Licensed Product in the Licensed Field in such jurisdiction until the earlier of (a) the expiration of the last Valid Claim of any Foundational IP covering such Licensed Product in the Licensed Field in such jurisdiction or (b) the date on which the last applicable Additional Milestone Payment has been delivered to the Stockholders’ Representative or its designated agent for the benefit of the Milestone Payment Recipients in accordance with the terms of the Merger Agreement.

2.8 The following new Section 1.44 is hereby added to the Agreement:

“Acquisition” has the meaning set forth in the recitals to the First Amendment.

2.9 The following new Section 1.45 is hereby added to the Agreement:

“Additional Milestone Payment” has the meaning set forth in the Merger Agreement.

2.10 The following new Section 1.46 is hereby added to the Agreement:

“First Amendment” means the First Amendment to License Agreement, entered into as of February 14, 2019, by and between the Parties.

2.11 The following new Section 1.47 is hereby added to the Agreement:

“First Amendment Date” has the meaning set forth in the preamble to the First Amendment.

2.12 The following new Section 1.48 is hereby added to the Agreement:

“Fusogenic” has the meaning set forth in the Merger Agreement.

2.13 The following new Section 1.49 is hereby added to the Agreement:

“Merger Agreement” has the meaning set forth in the recitals to the First Amendment.

2.14 The following new Section 1.50 is hereby added to the Agreement:

“Milestone Payment Recipients” has the meaning set forth in the Merger Agreement.

2.15 The following new Section 1.51 is hereby added to the Agreement:

“Stockholders’ Representative” has the meaning set forth in the Merger Agreement.

2.16 Section 2.3(a) is hereby deleted and replaced in its entirety with the following:

Any and all Sublicenses shall be in writing (and Company shall provide a copy of all such Sublicenses to Flagship promptly after execution, provided that Company may redact those portions that contain confidential or proprietary information of a third party or that are not otherwise necessary to confirm compliance with the applicable terms of this Agreement) and consistent with the terms of this Agreement (including an assignment of Foundational IP to Company, with a right of further transfer to Flagship, consistent with Section 2.1).

2.17 Section 2.3(b) is hereby deleted and replaced in its entirety with the following:

Company hereby agrees to remain fully liable under this Agreement to Flagship for the performance or non-performance under this Agreement and the relevant Sublicense by any party to those agreements.

2.18 Section 2.3(c) is hereby deleted and replaced in its entirety with the following:

Company shall enforce all such Sublicenses against its Sublicensees, ensuring its Sublicensees’ performance in accordance with the terms of this Agreement and the relevant Sublicense. No such Sublicense or attempt to obtain a Sublicense shall relieve Company of its obligations to pay Flagship any and all royalties and other payments due under this Agreement.

2.19 Section 2.5 is hereby deleted and replaced in its entirety with the following:

Notice of Foundational IP and New IP. Upon the filing or any identification of any Foundational IP or New IP during the Term that is not listed in Exhibit A or Exhibit B, the Party making or becoming aware of such filing shall promptly notify the other Party, and the Parties shall update the Foundational IP set forth on Exhibit A and the New IP set forth on Exhibit B, as applicable, having retroactive effect to the date of the Company Spinout.

2.20 Section 2.6 is hereby deleted and replaced in its entirety with the following:

Retained Rights; License Back. The licenses granted to Foundational IP hereunder are subject to and contingent upon Company’s compliance with all of its obligations hereunder, including, but not limited to, the payment by Company to Flagship of all payments required under this Agreement, and further subject to rights hereby retained by Flagship and/or granted by Company to Flagship. Company hereby grants to Flagship a non-exclusive, royalty-free, fully paid, sublicensable (to Flagship Entities and service providers thereof) license to practice, and permit Flagship Entities to practice, the Foundational IP within the Licensed Field in the Territory solely to perform under the Managerial Agreement.

2.21 Section 2.7 is hereby deleted and replaced in its entirety with the following:

[Reserved]

2.22 Article 3 is hereby deleted and replaced in its entirety with the following:

[Reserved]

2.23 Section 4.2 is hereby amended by adding the following new sentence the end of such section:

For the avoidance of doubt, Company shall no longer be obligated to pay the royalty contemplated in Section 4.1 following the date on which the last applicable Additional Milestone Payment has been delivered to the Stockholders’ Representative or its designated agent for the benefit of the Milestone Payment Recipients in accordance with the terms of the Merger Agreement.

2.24 Section 8.2(a) is hereby deleted and replaced in its entirety with the following:

As between the Parties, [***] will have the first right to prosecute any Infringement Action against an infringing Third Party at its own expense, including through Sublicensees. If within [***] after becoming aware of any suspected infringement or Infringement Action, [***] has not commenced to initiate, defend, or otherwise resolve such Infringement Action, then [***] shall have the right, but not the obligation, to initiate, control, prosecute, and/or defend such Infringement Action at its own expense.

2.25 Section 8.2(c) is hereby deleted and replaced in its entirety with the following:

The Party controlling any Infringement Action may not settle such Infringement Action without the prior written consent of the other Party, not to be unreasonably withheld, delayed, or conditioned. For clarity, if the settlement by Company of any Infringement Action includes granting a Sublicense, Company shall pay Flagship royalties on any Net Sales by such Sublicensee in accordance with Article 4 in addition to any other share of recoveries due to Flagship under Section 8.3.

2.26 The following new Section 9.6 is hereby added to the Agreement:

Flagship Representation and Warranty. Flagship represents and warrants that [***], as of the First Amendment Date, neither Flagship nor Flagship Management owns or otherwise controls any Patents, other than the Patents within the Foundational IP as of the First Amendment Date, that would be infringed by the Exploitation of any Fusogenic product or product candidate based on [***].

2.27 Exhibit A (Foundational IP) is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

3. Continuation of Agreement. Except as expressly amended by this First Amendment, the License Agreement shall remain in full force and effect in accordance with the terms thereof.

4. Governing Law. This First Amendment shall be construed, governed, interpreted and enforced according to the laws of the Commonwealth of Massachusetts.

5. Counterparts. This First Amendment may be executed and delivered by electronically transmitted signature and in two or more counterparts, all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed by their respective duly authorized officers as of the First Amendment Date.

FLAGSHIP PIONEERING INNOVATIONS V, INC.

By: /s/ Noubar B. Afeyan, Ph.D.
Name: Noubar B. Afeyan, Ph.D.
Title: President
Date:

COBALT BIOMEDICINE, INC.

By: /s/ Geoffrey von Maltzahn
Name: Geoffrey von Maltzahn
Title: President
Date:

Exhibit A

Foundational IP

[***]